UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 30, 2013) (September 30, 2013)

DGSE COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

15850 Dallas Parkway, Suite 140
Dallas, Texas 75248
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code:  (972) 587-4049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 30, 2013, DGSE Companies, Inc. (the “Registrant”) issued a press release announcing that the United States District Court for the Northern District of Texas (the “Court”) has granted preliminary approval of the proposed settlement of class action and derivative litigation pending before the Court, in the two filed cases entitled Grant Barfuss, on behalf of himself and all others similarly situated vs. DGSE Companies, Inc.; L. S. Smith, John Benson and William Oyster (Civil Action No. 3:12-cv-3664), and Jason Farmer, Derivatively on Behalf of Nominal Defendant DGSE Companies, Inc., Plaintiff, v. William H. Oyster, James D. Clem, William Cordeiro, Craig Alan-Lee, David Rector, L. S. Smith, and John Benson, Defendants, and DGSE Companies, Inc., Nominal Defendant (Civil Action No. 3:12-cv-3850).

The proposed settlements are subject to final approvals of the Court and require the Registrant to provide a notice to shareholders of terms of the proposed settlement by causing the notice to be filed with the Securities and Exchange Commission on a Form 8-K and posting a link to the notice on the Registrant’s investor relations website.  The required notice is attached as Exhibit 99.1 hereto.

The Court has set a hearing date on final approval of the proposed settlement for October 21, 2013.

Item 9.01.    Financial Statements and Exhibits.

d.	Exhibits

99.1 Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.

99.2 Press Release dated September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ JAMES J. VIERLING
James J. Vierling
Chief Executive Officer

Date:	September 30, 2013

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action

99.2	Press Release dated September 30, 2013.